UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 14, 2012 (September 11, 2012)

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Grupo Mexico, S.A.B. de C.V. (“Grupo Mexico”), the indirect majority shareholder of Southern Copper Corporation (the “Company”), announced on September 11, 2012, to the Mexico Stock Exchange and its shareholders, that on August 27, 2012 the Supreme Court of the State of Delaware decided on the appeal filed by its subsidiary Americas Mining Corporation (“AMC”), affirming the decision of October 14, 2011 issued by Judge Strine.  In said decision, the judge had determined that the Company had paid an excessive price to AMC for the shares of AMC´s subsidiary, Minera Mexico, S.A. de C.V., in the merger between both companies that took place in 2005.  AMC currently owns in excess of 80% of the shares of the Company.

Grupo Mexico also announced that it totally disagrees with the decision of the Supreme Court of the State of Delaware and that on September 11, 2012 it had presented a rehearing motion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

	By:	/s/ Raul Jacob
	Name:	Raul Jacob
	Title:	Comptroller

Date: September 14, 2012